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                                                                      Exhibit 22

                               CRAIG CORPORATION


                        Subsidiaries of the Registrant



          Craig Management, Inc., a California corporation, wholly owned by Registrant.

          Dimension Specialty Company, a Delaware corporation, owned by Registrant.

          James J. Cotter Company & Associates, Inc., a California corporation, wholly owned by Registrant.

          Stater Bros. Holdings Inc., a Delaware corporation, 50% owned by Registrant.

          Reading Company, a Pennsylvania corporation, 49% owned by Registrant.

          Citadel Holding Corporation, a Delaware corporation, 39.4% voting ownership by Registrant

          Reading Cinema International LLC, a Delaware limited liability Company, 50% owned by Registrant


The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.

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